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                                                                    EXHIBIT 99.2


             [Letterhead of GnazzoThill, A Professional Corporation]



                                                              September 27, 2002


TO THE PARTIES LISTED
ON SCHEDULE A HERETO


               Re:    Sequoia Mortgage Trust 9

Ladies and Gentlemen:

        You have requested our supplemental opinion in connection with certain federal income tax matters related to the transfer of Subsequent Mortgage Loans to Sequoia Mortgage Trust 9 (the "Trust Fund") pursuant to (a) that certain Pooling and Servicing Agreement, dated as of August 1, 2002 (the "Pooling and Servicing Agreement"), among Sequoia Residential Funding, Inc. (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and Securities Administrator and HSBC Bank USA, as Trustee, (b) that certain Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2002 (the "Initial Mortgage Loan Purchase and Sale Agreement"), between Redwood Trust, Inc. and RWT Holdings, Inc. ("Holdings"), and (c) that certain among Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2002 (the "Secondary Mortgage Loan Purchase and Sale Agreement" and, together with the Initial Mortgage Loan Purchase and Sale Agreement, the "Mortgage Loan Purchase and Sale Agreements"), between Holdings and the Depositor. The $566,254,100 Sequoia Mortgage Trust 9 Mortgage Pass-Through Certificates (the "Certificates") were issued pursuant to the Pooling and Servicing Agreement. Each capitalized term used but not defined herein has the meaning assigned thereto in the Pooling and Servicing Agreement.

        We have acted as special tax counsel to the Depositor in connection with the above transaction. In formulating our opinions, we have reviewed final copies, dated on or before the date hereof, of (i) the Prospectus and Prospectus Supplement, (ii) the Pooling and Servicing Agreement and the forms of Certificates distributed as exhibits thereto, (iii) the Mortgage Loan Purchase and Sale Agreements, (iv) the Acknowledgments, dated as of August 28, 2002, assigning rights under the Purchase Agreements and the Servicing Agreements, (v) the Servicing Agreements and (vi) such resolutions, certificates, records, and other documents provided by the Depositor as we have deemed necessary or appropriate as a basis for the opinions set forth below.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals or finals, the conformity to original documents of all documents submitted to us as certified, conformed or other copies, and the authenticity of the originals of such copies. In rendering our opinions, we have assumed that the transactions described in or contemplated by the foregoing documents have been and will be consummated in accordance with the terms of such operative documents, and that such documents accurately reflect the material facts of such transactions.



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To the parties listed on Schedule A hereto
September 27, 2002
Page 2



        Our opinion is also based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities. The statutory provisions, regulations, and interpretations on which our opinion is based are subject to change, possibly retroactively. In addition, there can be no complete assurance that the Internal Revenue Service will not take positions contrary to the conclusions stated in our opinion.

        Based on the foregoing, we are of the opinion that, assuming (i) the making of a timely election to treat the Trust Fund as consisting of an Upper Tier REMIC and a Lower Tier REMIC, each comprised of the assets and interests specified in the Pooling and Servicing Agreement (and, in particular, excluding from the assets of each of the Upper Tier REMIC and the Lower Tier REMIC the Additional Collateral, the Pre-Funding Account, the Capitalized Interest Account and the Basis Risk Reserve Fund) and (ii) compliance with the provisions of the Pooling and Servicing Agreement, the Mortgage Loan Purchase and Sale Agreements, the Acknowledgments and the Servicing Agreements, for federal income tax purposes:

        1. the Trust Fund will continue to consist of two segregated asset pools, the Lower Tier REMIC and the Upper Tier REMIC, each of which qualify as a REMIC within the meaning of Section 860D of the Code;

        2. the Class 1A, Class 2A, Class X-1A, Class X-1B, Class X-B, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will continue to represent "regular interests" in the Upper Tier REMIC, the Class A-R Certificate will continue to represent the sole "residual interest" in the Upper Tier REMIC and the Class LTR Certificate will continue to represent the sole "residual interest" in the Lower Tier REMIC, each within the meaning of Section 860G of the Code as in effect on the date hereof;

        3. the Basis Risk Reserve Fund will continue to be an "outside reserve fund" that is beneficially owned by the Class X-1A, Class X-1B and Class X-B Certificate Owners; and

        4. the rights of the Class 1A and Class B-1 Certificate Owners with respect to the Basis Risk Reserve Fund will continue to represent, for federal income tax purposes, contractual rights that are separate from their regular interests within the meaning of Treasury Regulations Section 1.860G-2(i).

        Other than as expressly stated above, we express no opinion on any issue relating to the Depositor, the Trust Fund, or to any other securities issued by them, or under any law other than the federal income tax laws.

        We are furnishing this opinion to you solely in connection with transfer of the Subsequent Mortgage Loans and it is not to be relied upon, used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.


                                     Very truly yours,



                                     /s/ GnazzoThill, A Professional Corporation

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                                   SCHEDULE A



Redwood Trust, Inc.
591 Redwood Highway
Suite 3100
Mill Valley, CA  94941


Sequoia Residential Funding, Inc.
591 Redwood Highway
Suite 3160
Mill Valley, CA  94941


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036


Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, CT  06830


Banc of America Securities LLC
100 North Tryon Street, 11th Floor
NC1-007-11-07
Charlotte, NC  28255


Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, NY  10179


Wells Fargo Bank Minnesota,
  National Association
6th and Marquette
Minneapolis, MN  55479


HSBC Bank USA
452 Fifth Avenue
New York, NY  10018